Exhibit 3.2.3

BYLAWS
OF
MALACHITE INNOVATIONS, INC.

Article 1. Corporate Offices

SECTION 1.1 Registered Office.

The registered office of the Corporation shall be at the offices of Paracorp, Incorporated, 318 Carson Street #208, Carson City, NV 89701.

SECTION 1.2 Other Offices.

The Board of Directors may at any time establish other offices at any place or places where the Corporation is qualified to do business.

Article 2. Meetings of Shareholders

SECTION 2.1 Place of Meetings.

Meetings of shareholders shall be held at any place, either within or without the state of Nevada, as may be designated by the Board of Directors or in the manner provided in these Bylaws.

SECTION 2.2 Annual Meeting.

The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but instead shall be held solely by means of remote communication as provided under Nevada law.

SECTION 2.3 Special Meeting.

A special meeting of the shareholders may be called at any time only by the chairman of the board, by the chief executive officer, by the president or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies. Special meetings of the shareholders may be held at such place, if any, within or without the state of Nevada as may be stated in such resolution. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but instead shall be held solely by means of remote communication as provided under Nevada law. No business may be transacted at such special meeting otherwise than specified in such notice.

SECTION 2.4 Notice of Shareholders’ Meetings.

All notices of meetings with shareholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Written or printed notice of each meeting of shareholders, whether annual or special, signed by the chief executive officer, president, vice president or secretary, stating the time when and place where it is to be held, as well as the purpose or purposes for which the meeting is called, shall be served either personally or by mail, by or at the direction of the chief executive officer, president, secretary, or the officer or the person calling the meeting, not less than ten (10) or more than sixty (60) days before the date of the meeting, unless the lapse of the prescribed time shall have been waived before or after the taking of such action, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the shareholder as it appears on the share transfer records of the Corporation or to the current address, which a shareholder has delivered to the Corporation in a written notice.

The delivery of further notices to a shareholder are not required when either (a) notice of two consecutive annual meetings, and all notices of meetings to him or her during the period between those two consecutive annual meetings; or (b) all, and at least two payments sent by first-class mail of dividends or interest on securities during a 12-month period, have been mailed addressed to him or her at his or her address as shown on the records of the Corporation and have been returned undeliverable.

SECTION 2.5 Manner of Giving Notice; Affidavit of Notice.

Written notice of any meeting of shareholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the shareholder at his or her address as it appears on the records of the Corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

SECTION 2.6 Quorum.

The holders of twenty percent (20%) or more of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. Where a separate vote by a class or classes or series is required, twenty percent (20%) of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter, unless or except to the extent that the presence of a larger number may be required by law or provided by the rules of any stock exchange upon which the Corporation’s securities are listed. If, however, such quorum is not present or represented at any meeting of the shareholders, then either (i) the chairman of the meeting or (ii) the holders of a majority of the voting power of the shares entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

SECTION 2.7 Adjourned Meeting; Notice.

When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

SECTION 2.8 Presiding Officer and Secretary; Conduct of Business.

Meetings of the shareholders shall be presided over by the chairman of the board of directors, or if the chairman is not present, by any vice chairman of the board of directors, or if the chairman or vice chairman is not present or if the Corporation shall not have a chairman or vice chairman, by the chief executive officer, or if neither the chairman nor the vice chairman nor the chief executive officer is present, then by a chairman chosen by a majority of the shareholders present at such meeting and entitled to vote thereat. The secretary or, in the secretary’s absence, an assistant secretary shall act as secretary of every meeting, but if neither the secretary nor an assistant secretary is present, the holders of a majority of the voting power of the shares present in person or represented by proxy at such meeting shall choose any person present to act as secretary of the meeting.

SECTION 2.9 Voting.

At any meeting of the shareholders, every shareholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 2.9 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

At the discretion of the chairman of the meeting, all voting, including on the election of directors but excepting where otherwise required by law, may be by voice vote. Any vote not taken by voice shall be taken by ballots, each of which shall state the name of the shareholder or proxyholder submitting such ballot and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballot shall be counted by a duly appointed inspector or inspectors.

Except as otherwise provided in the terms of any class or series of Preferred Stock of the Corporation, all elections of directors of the Corporation at any meeting of shareholders shall be determined by a plurality of the votes cast, and except as otherwise required by law, these Bylaws or the rules of any stock exchange upon which the Corporation’s securities are listed, all other matters proposed at any meeting of the shareholders shall be determined by a majority of the votes cast affirmatively or negatively.

SECTION 2.10 Waiver of Notice.

Whenever notice is required to be given under any provision of Nevada law or of the articles of incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the articles of incorporation or these Bylaws.

SECTION 2.11 Record Date for Shareholder Notice; Voting.

In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be less than ten (10) nor more than sixty (60) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If the Board of Directors does not so fix a record date:

(i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 2.12 Proxies.

Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by a written proxy, signed by such shareholder and filed with the secretary of the Corporation, but no such proxy shall be voted or acted upon after six (6) months from its date, unless the proxy is coupled with an interest or the proxy provides for a longer period. A proxy shall be deemed signed if such shareholder’s name is placed on the proxy by any reasonable means including, but not limited to, by facsimile signature, manual signature, typewriting, telegraphic transmission or otherwise, by such shareholder or such shareholder’s attorney-in-fact.

SECTION 2.13 Notice of Shareholder Business and Nominations.

A. Annual Meetings of Shareholders.

Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made (a) pursuant to the Corporation’s notice of meeting or proxy materials with respect to such meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 2.13, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.13.

B. Special Meetings of Shareholders.

Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the notice of meeting given pursuant to Section 2.4 above. The notice of such special meeting shall include the purpose for which the meeting is called. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 2.13, who shall be entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.13.

C. Certain Matters Pertaining to Shareholder Business and Nominations.

(1) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph A of this Section 2.13 or for nominations to be properly brought before a special meeting by a shareholder pursuant to clause (b) of paragraph B of this Section 2.13, (1) the shareholder must have given timely notice thereof in writing to the secretary of the Corporation, (2) such other business must otherwise be a proper matter for shareholder action under Nevada law, (3) if the shareholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in this paragraph C of Section 2.13, such shareholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such shareholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such shareholder and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 2.13, the shareholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 2.13.

To be timely, a shareholder’s notice pertaining to an annual meeting shall be delivered to the secretary at the principal executive offices of the Corporation not less than ninety (90) or more than one hundred twenty (120) days prior to the first anniversary (the “Anniversary”) of the preceding year’s annual meeting (or, if the annual meeting is held more than thirty (30) days before or thirty (30) days after the Anniversary, not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). Notwithstanding the foregoing proviso, in no event shall an adjournment, postponement or recess of an annual meeting for which notice has been given commence a new time period for the giving of a shareholder’s notice pertaining to an annual meeting. Such shareholder’s notice for an annual meeting or a special meeting shall set forth:

(a) as to each person whom the shareholder proposes to nominate for election or reelection as a director:

(i) all information relating to such person that would be required to be disclosed in solicitations of proxies for election of such nominees as directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended, if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(iii) to the extent known by the shareholder, the name and address of any other securityholder of the Corporation who owns, beneficially or of record, any securities of the Corporation and who supports any nominee proposed by such shareholder; and

(iv) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement as required by paragraph D of this Section 2.13;

(b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, including the text of any resolutions proposed for consideration, the reasons for conducting such business at the meeting, any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and to the extent known by the shareholder, the name and address of any other securityholder of the Corporation who owns, beneficially or of record, any securities of the Corporation and who supports any matter such shareholder intends to propose; and

(c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “party”):

(i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner;

(ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date; provided that if such date is after the date of the meeting, not later than the day prior to the meeting);

(iii) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated thereunder;

(iv) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; and

(v) a statement whether or not either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

(2) Notwithstanding anything in the second sentence of paragraph C (1) of this Section 2.13 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least fifty-five (55) days prior to the Anniversary (or, if the annual meeting is held more than thirty (30) days before or thirty (30) days after the Anniversary, at least fifty-five (55) days prior to such annual meeting), a shareholder’s notice required by this Section 2.13 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(3) In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by paragraph C (1) of this Section 2.13 shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting nor later than the close of business on the later of (i) the sixtieth (60th) day prior to such special meeting or (ii) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

D. General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.13. Except as otherwise provided by law or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this Section 2.13, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 2.13, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.13 shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

(4) In addition to the requirements set forth elsewhere in these Bylaws, to be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver, in accordance with the time periods prescribed for delivery of notice under paragraph (C) of this Section 2.13, to the secretary at the principal executive office of the Corporation a completed and signed questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any other person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any other person or entity, other than the Corporation, with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation, and (iii) in such person’s individual capacity and on behalf of any other person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, code of conduct and ethics, conflict of interest, corporate opportunities, trading and any other policies and guidelines of the Corporation applicable to directors.

(5) Notwithstanding the foregoing provisions of this Section 2.13, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to make its nomination or propose any other matter, such nomination shall be disregarded and such other proposed matter shall not be transacted, even if proxies in respect of such vote have been received by the Corporation. For purposes of this Section 2.13, to be considered a “qualified representative” of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the commencement of the meeting of shareholders.

Article 3. Directors

SECTION 3.1 Powers.

Subject to the provisions of Nevada law and any limitations in the articles of incorporation or these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

SECTION 3.2 Number of Directors.

Except as otherwise provided in the articles of incorporation, and subject to the rights of the holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors. Until changed by the Board of Directors the number of directors is fixed at not less than three nor more than five. The number of directors may be changed by a resolution of the Board of Directors, or by a duly adopted amendment to the articles of incorporation. At each annual meeting of shareholders, the shareholders shall elect directors to serve a one-year term. A director shall hold office until the annual shareholder meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. If the number of directors is increased or a vacancy is filled as provided in Section 3.4, any additional director shall hold office for a term that shall coincide with the remaining term of the directors.

In no case will a decrease in the number of directors shorten the term of any incumbent director and no reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

The chairman of the Board of Directors and any vice chairman appointed to act in the absence of the chairman, if any, shall be elected by and from the Board of Directors. The chairman of the Board of Directors shall preside at all meetings of the Board of Directors and shareholders at which he or she is present and shall have such authority and perform such duties as may be prescribed by these Bylaws or from time to time be determined by the Board of Directors.

SECTION 3.3 Election and Qualification of Directors.

Directors need not be shareholders unless so required by the articles of incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Elections of directors need not be by written ballot.

SECTION 3.4 Resignation and Vacancies.

Any director may resign at any time upon written notice to the attention of the secretary of the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, subject to the rights of the holders of any series of Preferred Stock then outstanding, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in Section 3.2 in the filling of other vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the Corporation then entitled to vote at an election of directors, voting together as a single class.

Unless otherwise provided in the articles of incorporation or these Bylaws:

(i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the shareholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the articles of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any shareholder or an executor, administrator, trustee or guardian of a shareholder, or other fiduciary entrusted with like responsibility for the person or estate of a shareholder, may call a special meeting of shareholders in accordance with the provisions of the articles of incorporation or these Bylaws.

SECTION 3.5 Place of Meetings; Meetings by Telephone.

The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the state of Nevada.

Unless otherwise restricted by the articles of incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors, or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

SECTION 3.6 Regular Meetings.

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

SECTION 3.7 Special Meetings.

Special meetings of the Board of Directors may be called by the chairman, chief executive officer, president, or secretary or by any two (2) or more directors then serving on at least one (1) day’s notice to each director given by one of the means specified in Section 3.9 other than by mail, or on at least three (3) days’ notice if given by mail. Special meetings shall be called by the chairman, chief executive officer, president or secretary in like manner and on like notice on the written request of any two (2) or more of the directors then serving.

SECTION 3.8 Quorum.

At all meetings of the Board of Directors, a majority of the number of directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the articles of incorporation, or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

SECTION 3.9 Notice Procedure.

Whenever, under provisions of any statutes, the articles of incorporation or these Bylaws, notice is required to be given to any director, such notice shall be deemed given effectively if given in person, by telephone or any other comprehensible means, by mail addressed to such director at such director’s address as it appears in the records of the Corporation, with postage paid thereon, or by telegram, telex, telecopy, email or other electronic communication or similar means addressed as aforesaid.

SECTION 3.10 Waiver of Notice.

Whenever notice is required to be given under any provision of Nevada law, the articles of incorporation, or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the articles of incorporation or these Bylaws.

SECTION 3.11 Board Action by Written Consent Without a Meeting.

Unless otherwise restricted by the articles of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

SECTION 3.12 Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein, under the articles of incorporation, or required by law.

SECTION 3.13 Powers.

The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

A. To declare distributions (including dividends) from time to time in accordance with law;

B. To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

C. To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, to borrow funds and guarantee obligations, and to do all things necessary in connection therewith;

D. To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

E. To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

F. To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries;

G. To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries; and,

H. To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation’s business and affairs.

SECTION 3.14 Compensation of Directors.

Directors, as such, may receive, pursuant to a resolution of the Board of Directors, fixed fees, stated salaries, and/or other compensation for their services as directors, including, without limitation, their expenses, if any, of attendance at each meeting of the Board of Directors, and their services as members of committees of the Board of Directors or as chairman or vice chairman of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Article 4. Committees

SECTION 4.1 Committees of Directors.

The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the Corporation with such powers and authority (to the extent permitted by law and these Bylaws) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board of Directors and, unless otherwise stated by Nevada law, the articles of incorporation or these Bylaws, shall be governed by the rules and regulations stated herein regarding the Board of Directors.

SECTION 4.2 Conduct of Committee Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise determined by the Board of Directors, provided herein or required by law. Adequate provision shall be made for notice to members of all meetings and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Article 5. Officers

SECTION 5.1 Officers.

The officers of the Corporation shall consist of a chief executive officer, a secretary, and a chief financial officer, who shall be elected by the Board of Directors, and may consist of additional officers including, a president, one or more vice presidents (who may be designated as vice presidents, senior vice presidents or executive vice presidents), as appointed by the Board of Directors or the chief executive officer. The Corporation may have such additional or assistant officers (sometimes referred to as “additional officers”) as the Board of Directors or chief executive officer may deem necessary for its business and may appoint from time to time.

The Board of Directors shall also have the authority, but shall not be required, to designate officers such as the chief operating officer, the treasurer or similar such titles. Any two or more offices may be held by the same person.

If a director/officer has not been designated as chairman, or if the designated chairman is not present, the Board of Directors shall elect a chairman from amongst its members to serve as chairman of the Board of Directors. The chairman shall preside at all meetings of the Board of Directors and shall have such other powers as the board may determine.

SECTION 5.2 Appointment of Officers.

The officers of the Corporation shall be appointed by the Board of Directors

SECTION 5.3 Qualification.

No officer need be a director. Any officer may devote less than one hundred percent (100%) of his or her working time to his or her activities as such.

SECTION 5.4 Tenure and Removal.

Each officer shall hold office until his or her successor is elected or appointed and qualified, or until he or she dies, resigns, is removed or becomes disqualified, unless a shorter term is specified by any agreement or other instrument appointing such officer. Any officer may resign by giving notice in writing or by electronic transmission of his or her resignation to the chief executive officer, the President, if any, or the secretary, or to the Board of Directors at a meeting of the Board. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer elected or appointed by the Board of Directors may be removed from office with or without cause only by the Board of Directors. Any officer appointed by the chief executive officer may be removed with or without cause by the chief executive officer or by the Board of Directors.

Article 6. Indemnity

SECTION 6.1 Right to Indemnification.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by Nevada law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful. Notwithstanding any other provision of this Article 6, no person shall be indemnified hereunder for any expenses or amounts paid in settlement with respect to any action to recover short-swing profits under Section 16(b) of the Securities Exchange Act of 1934, as amended.

SECTION 6.2 Successful Defense.

To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.1, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

SECTION 6.3 Determination of Conduct.

Any indemnification under Section 6.1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.1. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (2) or if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders. Notwithstanding the foregoing, a director or officer of the Corporation shall be entitled to contest any determination that the director, officer, employee or agent has not met the applicable standard of conduct set forth in Section 6.1 by petitioning a court of competent jurisdiction.

SECTION 6.4 Payment of Expenses in Advance.

Expenses incurred in defending a civil or criminal action, suit or proceeding, by an individual who may be entitled to indemnification pursuant to Section 6.1, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, unless otherwise determined by the Board of Directors in the specific case, and only upon receipt of an undertaking by or on behalf of the director or officer, with such security as may be reasonably requested by the Corporation to secure such undertaking, to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article 6.

SECTION 6.5 Indemnity Not Exclusive.

The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

SECTION 6.6 Indemnification of Employees and Agents of the Corporation.

The Corporation may grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article 6 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

SECTION 6.7 Nature of Rights.

The rights conferred upon indemnitees in this Article 6 shall be contract rights and such rights shall continue as to an indemnitee who was a director, officer, employee or agent of the Corporation as of the date of the adoption of these Bylaws as set forth below and has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article 6 that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to any such amendment, alteration or repeal.

SECTION 6.8 Severability.

If any word, clause, provision or provisions of this Article 6 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article 6 (including, without limitation, each portion of any section of this Article 6 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article 6 (including, without limitation, each such portion of any section of this Article 6 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Article 7. Forum for Adjudication of Disputes

SECTION 7.1 Exclusive Forum.

To the fullest extent permitted by law, and unless the Corporation, pursuant to a resolution adopted by the Board of Directors, consents in writing to the selection of an alternative forum, a state or federal court located within the Cuyahoga County in the State of Ohio shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (c) any action asserting a claim arising pursuant to, or a claim with respect to the interpretation or application of, any provision of Nevada law, the articles of incorporation or these Bylaws of the Corporation, or (d) any action asserting a claim governed by the internal affairs doctrine, in all cases subject to such court’s having personal jurisdiction over the indispensable parties named as defendants.

SECTION 7.2 Deemed Notice and Consent.

To the fullest extent permitted by law, each and every person purchasing or otherwise acquiring any interest (of any nature whatsoever) in any stock of the Corporation shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (a) the articles of incorporation, (b) these Bylaws and (c) any amendments thereto enacted or adopted in accordance with law and these Bylaws.

Article 8. Certain Transactions

SECTION 8.1 Transactions with Interested Parties.

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction or solely because the votes of such director or officer are counted for such purpose, if:

(a) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders.

SECTION 8.2 Quorum.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Article 9. Fiscal Year

The fiscal year of the Corporation shall be fixed, and shall be subject to change by the Board of Directors from time to time, subject to Nevada law.

Article 10. Construction; Definitions

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in Nevada law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person. Whenever the context may require, any pronouns used in these Bylaws shall include the corresponding masculine, feminine or neuter forms.

Article 11. Miscellaneous

SECTION 11.1 Facsimile or Electronic Signatures.

In addition to the provisions for use of facsimile or electronic signatures elsewhere specifically authorized in these Bylaws, facsimile or electronic signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

SECTION 11.2 Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the treasurer or by an assistant secretary or assistant treasurer.

SECTION 11.3 Reliance upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

SECTION 11.4 Time Periods.

In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

SECTION 11.5 Interpretation.

To the fullest extent permitted by law, the Board of Directors shall have the power to interpret all of the terms and provisions of these Bylaws, which interpretation shall be conclusive.

Article 12. Amendments

The Bylaws of the Corporation may be adopted, amended or repealed by the shareholders entitled to vote or by action of the Board of Directors.

Certification of

Bylaws

of

Malachite Innovations, Inc.

(a Nevada Corporation)

The undersigned, secretary of Malachite Innovations, Inc., a Nevada corporation (the “Corporation”), hereby certifies that the attached Bylaws are a true and correct copy of the Bylaws of the Corporation in effect as of the date of this certificate.

Dated:	November 10, 2021

/s/ Richard McKilligan